1

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM
We consent to the incorporation by reference

in the registration statement on Form S-8 (333-265498) of

USCB Financial
Holdings, Inc. of our report dated March 24, 2023, related to the consolidated financial statements appearing in this
Annual Report on Form 10-K of USCB Financial Holdings,

Inc. for the year ended December 31, 2022.
/s/ Crowe LLP
Fort Lauderdale, Florida
March 24, 2023